SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ING Clarion Global Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

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(4)	Date Filed:

ING Clarion Global Real Estate Income Fund
Recently we sent you proxy materials regarding the Special Meeting of Shareholders. Our records indicate that we have not received your important vote. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting and avoid the possibility of an adjournment.
EVERY VOTE COUNTS
Your vote is important and we respectfully request that you take action and vote your proxy as soon as possible. Any additional solicitations are costly and time-consuming. You and all other shareholders will benefit from your cooperation.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.
1-877-257-9946
Please vote now to be
sure your vote is
received in time for the
June 15, 2011
Special Meeting of
Shareholders.
Thank you
for your participation.
ING Clarion Global Real Estate Income Fund has made it very easy for you to vote. Please choose one of the following methods:
•	Speak to a Proxy Specialist by calling the number above. We can answer any of your proxy related questions and record your vote. (Open: M-F 9:30am 9pm, Sat 10am 6pm ET)
•	Log on to the website, www.proxyvote.com, noted on your proxy card, enter the control number printed on the card, and vote by following the on-screen prompts.
•	Dial the toll-free phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.
•	Mail in your signed proxy card in the envelope provided.
Voting takes only a few minutes.
PLEASE VOTE TODAY.
(If you have recently voted, thank you, and please disregard this notice.)